SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549

                          FORM 8-K
                      CURRENT REPORT
            Pursuant to Section 13 or 15(d)
            of The Securities Exchange Act of
            1934

           Date of Report:  December 11, 1996
            (Date of earliest event reported)

                 LIDAK PHARMACEUTICALS
  (Exact name of registrant as specified in its charter)

                        CALIFORNIA
        (State or other jurisdiction of incorporation)

         0-18734                     33-0314804
(Commission File Number)           (IRS Employer
                                 Identification No.)

11077 North Torrey Pines Road, La Jolla, California 92037
    (Address of principal executive offices)     (Zip code)

                     (619) 558-0364
      (Registrants telephone number, including area code)

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Item 5.  OTHER EVENTS

     A total of $13.5 million of Convertible Notes ("Notes") were originally issued by the Company as part of a private placement to institutional investors in November 1995, December 1995 and January 1996. The $13.5 million original principal amount of the Notes was convertible into an aggregate maximum of 5,513,018 shares of the Company's Class A Common Stock at the option of the holders, with each individual note limited to a pro-rata amount of such number of shares.

      On  December 11, 1996 and December 16, 1996,  the
Company issued  624,220 and 79,951 shares, respectively, of its
Class  A Common Stock in connection with the conversions of
$700,000  and $100,794,  respectively,  in principal  amounts
of  Convertible Notes   ("Notes") resulting in an aggregate
issuance of 5,511,680 shares of stock to date pursuant to the Notes. As a result of the December 16, 1996 transaction, two of the noteholders reached their pro-rata portion of the maximum share limitation as described above. On December 19, 1996, the Company repaid $1,728,393 representing $1,375,539 of original principal, and $352,854 of premium and accrued interest to such noteholders pursuant to the terms of the Notes thus retiring the entire balance of the principal and interest on these Notes.

      As  a  result  of  the above events,  there  is  one
note remaining  in  the  principal amount of $1.3  million
("Note"). This  Note was issued in January 1996 with an
original principal amount  of $3.0 million.  The Note is
convertible at the option of  the  holder  (subject to the
maximum share limitations  set forth above) into Class A Common
Stock at a price equal to  80% of the average closing bid price for the Class A Common Stock on the  NASDAQ  for  the seven
trading days prior to  the  date of conversion.   The outstanding
principal amount of Note accrues interest at an annual rate of 7%, beginning six months from the dates of issue, with the principal due and payable two years from the date of issue if and to the extent that the Note is not previously converted.
      In  the  event the noteholder requests conversion  of
the remaining principal amount, the Company is immediately
obligated to  repay  the  principal of that portion of the
Note  which  is presented  for  conversion  which cannot  be converted  plus  a premium  equal  to 25% of such principal
plus  any  accrued  and unpaid  interest.   As of the date of
this filing, the Company would be required to pay the note holder approximately $1.6 million as repayment of the remaining principal plus premium and any accrued and unpaid interest. At its option, the noteholder can require the Company to seek shareholder approval to issue shares of Class
A Common Stock at the then fair market value in exchange for the above-referenced principal and premium payment.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                LIDAK PHARMACEUTICALS
Date:  December 24, 1996        By:/s/David H. Katz
                               -----------------------------
                                 President  and Chief
                                 Executive Officer